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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF OXFORD INDUSTRIES, INC.]

December 21, 2004

Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

Ladies and Gentlemen:

         I am the General Counsel of Oxford Industries, Inc., a Georgia corporation (the "Company"), and have represented the Company as such in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,663,371 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company reserved for issuance under the Company's Long-Term Stock Incentive Plan (the "Plan").

         In so acting, I have reviewed such matters of law and examined original, certified, conformed or photographic copies of such documents, records, agreements and certificates as I have deemed necessary as a basis for the opinion hereinafter expressed. In such review, I have assumed the genuineness of signatures on all documents submitted to me as originals and the conformity to original documents of all copies submitted to me as certified, conformed or photographic copies.

         This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, I am of the opinion that when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in laws that occur, which could affect the opinions contained herein.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ Dominic C. Mazzone
                                             -----------------------------------
                                             Dominic C. Mazzone
                                             Vice President, General Counsel and
                                             Secretary